UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10410	62-1411755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE HARRAH’S COURT LAS VEGAS, NEVADA	89119
(Address of Principal Executive Offices)	(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 20, 2004, the Registrant, by and through certain of its subsidiaries, entered into a definitive agreement whereby Boyd Gaming Corporation will acquire all of the outstanding limited and general partnership interests of Red River Entertainment of Shreveport Partnership in Commendam (the “Partnership”), subject to regulatory approval.  The Partnership owns Harrah’s Shreveport Hotel and Casino in Shreveport, Louisiana.

The information set forth in the Registrant’s press release regarding this transaction is incorporated herein by reference.

On January 22, 2004, the Registrant issued a press release announcing that the Registrant had signed a definitive agreement to purchase Binion’s Horseshoe Hotel & Casino, subject to regulatory approval.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

5.1           Partnership Interest Purchase Agreement, dated as of January 20, 2004, by and among Harrah’s Shreveport/Bossier City Investment Company, LLC, Harrah’s Bossier City Investment Company, LLC, Red River Entertainment of Shreveport Partnership in Commendam, Boyd Shreveport, L.L.C., Boyd Red River, L.L.C., and Boyd Gaming Corporation.

99.1         Text of press release, dated January 20, 2004, of the Registrant

99.2         Text of pres release, dated January 22, 2004, of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: January 23, 2004	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Vice President, Associate General Counsel, and Corporate Secretary